Exhibit 99.1

               CIENA Reports First Quarter 2004 Results

    LINTHICUM, Md.--(BUSINESS WIRE)--Feb. 19, 2004--CIENA Corporation (NASDAQ: CIEN)

   Separately Today: Expands Solution Portfolio to Include Broadband Service Delivery Solutions with Acquisitions of Catena Networks and
                               Internet Photonics

    CIENA(R) Corporation (NASDAQ: CIEN), a leading global provider of innovative networking solutions, today reported its first fiscal quarter results for the period ending January 31, 2004. Consistent with the Company's preliminary results announcement, revenue for the quarter totaled $66.4 million. On a generally accepted accounting principles (GAAP) basis, CIENA's reported net loss for the quarter was $76.7 million, or a net loss of $0.16 per share.

    First Quarter 2004 Highlights

    -- Announced Tier One customer wins with CIENA's selection to provide next-generation optical solutions for the Defense Information Systems Agency (DISA) Global Information Grid Bandwidth Expansion (GIG-BE) project and a multi-year contract with SingTel for ONLINE Edge deployment.

    -- Recognized revenue from 100 customers including 14 new revenue-generating customers in the quarter.

    -- Ended the quarter with cash and short- and long-term investments valued at $1.52 billion.

    -- Meaningfully reduced long-term debt with the redemption of approximately $49 million remaining outstanding 5% convertible notes.

    Non-GAAP Presentation

    In evaluating the operating performance of its business, CIENA's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the table below, share one or more of the following characteristics: they are unusual, and CIENA does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.

                                              Quarter Ended
                                            ------------------
                                             January 31, 2004
                                            ------------------
        Item                                  (in thousands)
        ----------------------------------- ------------------
        Deferred stock compensation                    $2,844
        Amortization of intangible assets               3,396
        Restructuring costs                             3,393
        Gain on equity investments, net                  (454)
        Loss on extinguishment of debt                  8,216
        Income tax benefit on adjusted net
         loss                                          21,035
                                            ------------------
                          Total Adjustments           $38,430
                                            ==================

        GAAP Net Loss                                $(76,708)
        Adjusted for items above                       38,430
                                            ------------------
        Non GAAP Net Loss                            $(38,278)

                                            ==================

  Please see Appendix A for additional information about this table.

    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies. As of the quarter ended January 31, 2004, CIENA's weighted average shares outstanding were approximately 472,935,000. Adjusting CIENA's quarterly GAAP results as noted would reduce the Company's net loss in its first fiscal quarter to $0.08 per share.

    Strategy and Vision

    Separately today, CIENA announced its intent to acquire two companies, Catena Networks, Inc. and Internet Photonics, Inc. Catena is a leader in the emerging broadband access market. Internet Photonics is a leading provider of optical Ethernet transport and switching solutions. Please see the news releases titled "CIENA Announces Execution of Agreement to Acquire Catena Networks; Adds Industry-Leading Broadband Access to Its Growing Solutions Portfolio," and "CIENA Announces Intent to Acquire Internet Photonics; Expands Broadband Service Offerings with Carrier-Grade Ethernet Solutions," respectively, on CIENA's website at www.CIENA.com for further details on these announcements.
    "The acquisitions of Catena and Internet Photonics are part of CIENA's ongoing efforts to fuel long-term revenue growth and sustained profitability by expanding our addressable market; capitalizing on new growth opportunities in adjacent and complementary markets," said Gary Smith, CIENA's president and CEO. "In the simplest of terms, these acquisitions enhance the scope of the solutions we can offer our customers and further extend CIENA's network reach and presence.
    "More strategically, these acquisitions are part of CIENA's vision to offer our customers a comprehensive set of solutions that enable them to realize a true, all-service network," said Smith. "The near-term opportunity for carriers and enterprises is optimizing delivery of any broadband service anywhere as opposed to any one specific service in any isolated portion of the network. That's why CIENA is integrating the best optical, data and access solutions to enable delivery of a wider range of broadband services."

    Business Outlook

    "Exclusive of any potential impact from the acquisitions announced today, we continue to expect that revenue in our second fiscal quarter will be up by as much as 20% from our fiscal first quarter revenue, though as always, these expectations include some risk," said Smith. "In addition, we remain committed to our previously stated goal of reducing our ongoing operating expenses, exclusive of the effects of the acquisitions announced today.
    "We firmly believe the steps we've taken to evolve CIENA's vision and solution set to encompass new technologies and new areas of network growth and investment, position us for sustainable revenue and earnings growth long term," Smith said.

    Live Web Broadcast of Q1 Results and Acquisitions Discussion

    CIENA will host a discussion of this morning's announcements with investors and financial analysts today, Thursday, February 19, 2004 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via CIENA's homepage at www.CIENA.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of CIENA's website at: www.CIENA.com/investors.

    NOTE TO CIENA INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions of CIENA (the Company) that involve risks and uncertainties. Forward-looking statements in this release, including: the acquisitions of Catena and Internet Photonics are part of CIENA's ongoing efforts to fuel long-term revenue growth and sustained profitability by expanding our addressable market; capitalizing on new growth opportunities in adjacent and complementary markets; in the simplest of terms, these acquisitions enhance the scope of the solutions we can offer our customers and further extend CIENA's network reach and presence; more strategically, these acquisitions are part of CIENA's vision to offer our customers a comprehensive set of solutions that enable them to realize a true, all-service network; the near-term opportunity for carriers and enterprises is optimizing delivery of any broadband service anywhere as opposed to any one specific service in any isolated portion of the network; CIENA is integrating the best optical, data and access solutions to enable delivery of a wider range of broadband services; exclusive of any potential impact from the acquisitions announced today, we continue to expect that revenue in our second fiscal quarter will be up by as much as 20% from our fiscal first quarter revenue, though as always, these expectations include some risk; we remain committed to our previously stated goal of reducing our ongoing operating expenses, exclusive of the effects of the acquisitions announced today; we firmly believe the steps we've taken to evolve CIENA's vision and solution set to encompass new technologies and new areas of network growth and investment, position us for sustainable revenue and earnings growth long term, and the proposed CIENA/Catena and CIENA/Internet Photonics transactions, are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with the Company's business, which include the risk factors disclosed in the Company's Report on Form 10-Q filed with the Securities and Exchange Commission today, February 19, 2004. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for governmental and other approvals for CIENA's acquisition of Catena or Internet Photonics, including approval by the stockholders of Catena and Internet Photonics respectively; the risk that the CIENA and Catena or CIENA and Internet Photonics businesses will not be integrated successfully; the costs related to the mergers; and other economic, business, competitive and/or regulatory factors affecting CIENA's, Catena's and Internet Photonics' businesses generally. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.
    CIENA, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Catena stockholders and Internet Photonics stockholders. Catena Networks, Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from Catena stockholders. Internet Photonics, Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from Internet Photonics stockholders.
    INVESTORS ARE URGED TO READ THE PROXY STATEMENTS-PROSPECTUSES RELATING TO THE FOREGOING TRANSACTIONS THAT CIENA EXPECTS TO FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENTS-PROSPECTUSES AND OTHER DOCUMENTS FILED WITH THE SEC BY CIENA MAY BE OBTAINED, WHEN THEY BECOME AVAILABLE, FOR FREE AT THE SEC'S WEB SITE, WWW.SEC.GOV. THE PROXY STATEMENTS-PROSPECTUSES AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM CIENA, OR WITH RESPECT TO THE TRANSACTION THAT INVOLVES IT, FROM EITHER CATENA NETWORKS OR INTERNET PHOTONICS. REQUESTS TO CIENA MAY BE DIRECTED TO CIENA, 1201 WINTERSON RD., LINTHICUM, MD, 21090-2205, ATTENTION: INVESTOR RELATIONS. REQUESTS TO CATENA MAY BE DIRECTED TO: CATENA NETWORKS, INC., 307 LEGGET DRIVE, KANATA, ON, K2K 3C8, ATTENTION: KEVIN FORBES, VP OF FINANCE. REQUESTS TO INTERNET PHOTONICS MAY BE DIRECTED TO: INTERNET PHOTONICS, INC., 1030 BROAD STREET, SHREWSBURY, NJ 07702, ATTENTION: STEVE WASZAK, CHIEF FINANCIAL OFFICER.



                           CIENA CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                                   (unaudited)

                                             Quarter ended January 31,
                                             -------------------------
                                                  2003       2004
                                               ---------- ----------
Revenues:
    Products                                     $61,221    $54,674
    Services                                       9,253     11,740
                                               ---------- ----------
Total revenue                                    $70,474    $66,414
Costs:
    Products                                      42,234     33,517
    Services                                      14,632     11,301
    Provision (benefit) for excess and obsolete
     inventory costs                              (2,657)     1,043
                                               ---------- ----------
Total cost of goods sold                          54,209     45,861
                                               ---------- ----------
 Gross profit                                     16,265     20,553
                                               ---------- ----------
Operating expenses:
 Research and development                         53,734     47,177
 Selling and marketing                            26,605     25,468
 General and administrative                       14,706      7,091
 Deferred stock compensation costs:
   Research and development                        3,798      2,205
   Sales and marketing                               759        518
   General and administrative                        374        121
 Amortization of intangible assets                 3,554      3,396
 Restructuring costs                                   -      3,393
                                               ---------- ----------
        Total operating expenses                 103,530     89,369
                                               ---------- ----------
 Loss from operations                            (87,265)   (68,816)
 Interest and other income (expense), net         13,301      7,678
 Interest expense                                (12,203)    (7,384)
 Gain (loss) on equity investments, net              (10)       454
 Loss on extinguishment of debt                  (20,606)    (8,216)
                                               ---------- ----------
 Loss before income taxes                       (106,783)   (76,284)
 Provision for income taxes                          359        424
                                               ---------- ----------
 Net loss                                      $(107,142)  $(76,708)
                                               ========== ==========
 Basic and diluted net loss per common share
  and dilutive potential common share            $ (0.25)   $ (0.16)
                                               ========== ==========
 Weighted average basic common and dilutive
  potential common shares outstanding            432,572    472,935
                                               ========== ==========


                                CIENA CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                               October 31, January 31,
                                                  2003        2004
                                               ----------- -----------
                    ASSETS
Current assets:
     Cash and cash equivalents                   $309,665    $296,315
     Short-term investments                       796,809     757,318
     Accounts receivable, net                      43,600      45,876
     Inventories, net                              44,995      49,242
     Prepaid expenses and other                    34,334      31,767
                                               ----------- -----------
             Total current assets               1,229,403   1,180,518
Long-term investments                             519,744     465,638
Equipment, furniture and fixtures, net            114,930     107,590
Goodwill                                          336,039     335,918
Other intangible assets, net                      108,408     104,045
Other long-term assets                             69,641      70,614
                                               ----------- -----------
    Total assets                               $2,378,165  $2,264,323
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                             $44,402     $40,459
     Accrued liabilities                           98,926      95,004
     Restructuring liabilities                     14,378      12,018
     Unfavorable lease commitments                  9,380       9,269
     Income taxes payable                           4,640       5,095
     Deferred revenue                              14,473      20,811
                                               ----------- -----------
             Total current liabilities            186,199     182,656
     Long-term deferred revenue                    14,547      15,606
     Long-term restructuring liabilities           52,164      50,967
     Long-term unfavorable lease commitments       61,312      58,833
     Other long-term obligations                    2,698       2,650
     Convertible notes payable                    730,428     690,000
                                               ----------- -----------
             Total liabilities                  1,047,348   1,000,712
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
     Preferred stock - par value $0.01;
      20,000,000 shares authorized; zero shares
      issued and outstanding                            -           -
     Common stock - par value $0.01;
      980,000,000 shares authorized;
      473,214,856 and 474,809,938 shares
      issued and outstanding                        4,732       4,748
     Additional paid-in capital                 4,861,182   4,867,544
     Deferred stock compensation                   (9,664)     (6,565)
     Notes receivable from stockholders              (448)       (448)
     Accumulated other comprehensive income         2,447       2,472
     Accumulated deficit                       (3,527,432) (3,604,140)
                                               ----------- -----------
                                                1,330,817   1,263,611
                                               ----------- -----------
     Total liabilities and stockholders'
      equity                                   $2,378,165  $2,264,323
                                               =========== ===========

    Appendix A

    The adjustments management makes in analyzing CIENA's first quarter fiscal 2004 GAAP results are as follows:

    -- Deferred stock compensation costs - a non-cash expense largely unrelated to normal operations, and which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire.

    -- Amortization of intangible assets - a non-cash expense unrelated to normal operations arising from acquisitions of intangible assets, principally developed technology acquired in the Cyras, ONI, WaveSmith and Akara acquisitions which CIENA is required to amortize over its expected useful life.

    -- Restructuring costs - non-recurring charges, unrelated to normal operations, incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market.

    -- Gain on equity investments, net - a non-recurring gain unrelated to normal operations.

    -- Loss on extinguishment of debt - a non-recurring expense, unrelated to normal operations.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    ABOUT CIENA

    CIENA Corporation delivers innovative network solutions to the world's largest service providers and enterprises, increasing the cost-efficiency of current services while enabling the creation of new carrier-class data services built upon the existing network infrastructure. Additional information about CIENA can be found at www.ciena.com.

    ABOUT CATENA NETWORKS

    Catena integrated broadband access solutions enable service providers to profitably deliver voice, data and video services and smoothly migrate to packet-based networks. These solutions include the CNX-5 Broadband DSL System, the CN1000 Broadband Loop Carrier, and the CN1000FX Fiber-to-the-X solution.

    ABOUT INTERNET PHOTONICS

    Internet Photonics, Inc. is an innovative growth company delivering the first carrier-grade Intelligent Wavelength Platforms, which allow network operators (service providers and cable MSOs) to sell profitable high-bandwidth data services alongside existing legacy services. For more information, please visit www.internetphotonics.com.

    CONTACT: CIENA Corporation
             Investor Contacts:
             Suzanne DuLong or Jessica Towns, 888-243-6223 ir@ciena.com
              or
             Press Contacts:
             Denny Bilter or Aaron Graham, 877-857-7377 pr@ciena.com